Exhibit 10.1

Termination and Release Agreement

Dated as of May 27, 2022

This Termination and Release Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and Dmitry Kaplun (the “Employee”). Each of the Company and Employee may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement dated as of October 7, 2021 (the “Employment Agreement”); and

WHEREAS, the Parties now desire to terminate the Employment Agreement and the Term (as defined in the Employment Agreement) pursuant to the terms and conditions herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Termination of Employment Agreement.

1.1.	As of the Effective Date, the Employment Agreements and the Term of the Employment Agreements are each hereby terminated by the mutual agreement of the Parties, and the Employment Agreement shall be null and void and of no further force or effect, other than as set forth below, provided, however, that the Parties acknowledge and agree that Section 19 of the Employment Agreement, and such provisions of the Employment Agreement as required to give effect thereto, shall survive such termination and shall remain in full force and effect.

1.2.	Other than certain payments being held in escrow pursuant to the Consulting Agreement by and between the Company and DM3 Global Media, Inc., an affiliated entity of Employee, Employee represents and warrants and agrees that Employee has been paid all compensation and other payments as required by the Employment Agreement, in each case through the Effective Date, and that Employee has no additional rights for any additional payments or issuances of any securities of the Company or any other form of compensation in connection therewith.

1.3.	Notwithstanding the termination of the Employment Agreement, the Parties acknowledge and agree that the provisions of Section 15 (Survival) of the Employment Agreement, and the sections of the Employment Agreement as referenced therein, shall survive such termination and shall remain in full force and effect in accordance with their terms.

1.4.	Employee understands and agrees that as of the Effective Date, Employee is no longer authorized to undertake any actions on behalf of the Company as set forth in the Employment Agreement.

1.5.	The Parties acknowledge and agree that the Parties are the parties to that certain Restricted Stock Award Agreement dated as of October 7, 2021 (the “RSAA”), which was entered into in connection with the Employment Agreement and pursuant to which RSAA Employee was granted certain shares of Restricted Stock (as defined in the RSAA), which were subject to vesting or forfeiture as set forth therein and in the Employment Agreement. As of the Effective Date, 29,412 shares of the Restricted Stock have vested in accordance with the terms of the RSAA (the “Vested Shares”). On the Effective Date, the Parties shall enter into the Redemption Agreement as attached hereto as Exhibit A (the “Redemption Agreement”), pursuant to which the Company shall redeem all of the Vested Shares for a total purchase price of $1.00. Notwithstanding anything to the contrary in the Employment Agreement or the RSAA, the remaining 29,412 shares of Restricted Stock are hereby forfeited and shall not vest. To the extent required, this Agreement shall be deemed an amendment of the RSAA. The provisions of the RSAA that are set forth therein as surviving any termination of Employee’s engagement by the Company shall survive in accordance with their terms.

2.	Release of Claims.

2.1.	Effective as of the Effective Date, the Company, for itself and its Affiliates (as defined below), whether an Affiliate as of the Effective Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Employee and Employee’s Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Employee Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Party may have now or may have in the future, against any of the Employee Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the Employment Agreement or the transactions contemplated therein, but excluding any claims arising out of or pertaining to this Agreement or the Redemption Agreement (collectively, the “Company Released Claims”). The Company represents and warrants that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company, which has the respective sole authority to release them. The Company agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim which is released and discharged herein.

2.2.	Effective as of the Effective Date, Employee, for Employee and for the other Employee Parties, hereby irrevocably, unconditionally and forever releases, discharges and remises each Company Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Employee Party may have now or may have in the future, against any of the Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the Employment Agreement or the transactions contemplated therein, including all claims under all other federal, state and local discrimination provisions and all other statutory and common law causes of action relating in any way to Employee’s engagement by or separation from engagement by the Company, but excluding any claims arising out of or pertaining to this Agreement or the Redemption Agreement (collectively, and together with the claims arising pursuant to the laws as set forth below, the “Employee Released Claims”). Employee represents and warrants that no Employee Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Employee Released Claims released herein are owned by Employee, who has the sole authority to release them. Employee agrees that Employee shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Employee Released Claim which is released and discharged herein.

2.3.	For purposes herein, “Affiliate” shall mean, as to any person or entity (each, a “Person”), any other Person that, directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

2.4.	Each of the Parties hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides that:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

2.5.	It is understood and agreed by each of the Parties that the facts in respect to which this Agreement is executed may turn out to be other than or different from the facts in the respect now known or believed by each of the Parties to be true; and with such understanding and agreement, each Party expressly accepts and assumes the risk of facts being other than or different from the assumptions and perceptions as of any date prior to and including the date hereof, and agrees that this Agreement shall be in all respects effective and shall not be subject to termination or rescission by reasons of any such difference in facts, and subject to the terms and conditions herein.

3.	Covenant Not to File a Claim and Indemnification.

3.1.	The Company, on its own behalf and on behalf of the Company Parties, agrees not to file for itself or on behalf of any other Company Party, any claim, charge, complaint, action, or cause of action against any Employee Party related to the Company Released Claims, and agrees to indemnify and save harmless such Employee Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Company Party against any Employee Party in violation of the terms and conditions of this Agreement. In the event that any Company Party brings a suit against any Employee Party in violation of this covenant, the Company agrees to pay any and all costs of the Employee Parties, including attorneys’ fees, incurred by such Employee Parties in challenging such action. Any Employee Party is an intended third-party beneficiary of this Agreement.

3.2.	Employee, on behalf of Employee and on behalf of each of the Employee Parties, agrees not to file for Employee or on behalf of any Employee Party, any claim, charge, complaint, action, or cause of action against any Company Party related to the Employee Released Claims, and further agrees to indemnify and save harmless such Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Employee Party against any Company Party in violation of the terms and conditions of this Agreement. In the event that any Employee Party brings a suit against any Company Party in violation of this covenant, Employee agrees to pay any and all costs of the Company Parties, including attorneys’ fees, incurred by such Company Parties in challenging such action. Any Company Party is an intended third-party beneficiary of this Agreement.

4.	Affirmations.

4.1.	The Company affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Employee Party in any forum or form and should any such charge or action be filed by any Company Party or by any other person or entity on any Company Party’s behalf involving matters covered by Section 2.1, the Company agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Company Party might otherwise have had are now settled.

4.2.	Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company Party in any forum or form and should any such charge or action be filed by any Employee Party or by any other person or entity on any Employee Party’s behalf involving matters covered by Section 2.2, Employee agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Employee Party might otherwise have had are now settled.

4.3.	This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties.

5.	Non-Disparagement. Following the date hereof, neither Party shall make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action, which may, directly or indirectly, disparage the other Party or any of such other Party’s Affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude a Party from making truthful statements that are required by applicable law, regulation or legal process.

6.	Representations and Warranties of the Parties. Each Party (the “Representing Party”) represents and warrants to the other Party as set forth in this Section 6.

6.1.	Due Authority; No Violation. Representing Party has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Representing Party, and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of such Representing Party. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Representing Party is a party or by which such Representing Party’s assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to such Representing Party or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which such Representing Party is a party or by which it or any of its assets or properties are bound.

6.2.	Approvals. No approval, authority, or consent of or filing by such Representing Party with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

6.3.	Enforceability. This Agreement has been duly executed and delivered by such Representing Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Party, constitutes the legal, valid, and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

7.	Miscellaneous.

7.1.	Expenses. Other than as specifically set forth herein, each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

7.2.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

7.3.	Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.

7.4.	Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

7.5.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of each of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

7.6.	No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

7.7.	Entire Agreement; Amendment. This Agreement, the Redemption Agreement and the provisions of the Employment Agreement which survive the termination as set forth herein, set forth the entire agreement of the Parties hereto and supersede any and all prior agreements and understandings concerning the Employee’s employment by the Company. This Agreement may be changed only by a written document signed by the Employee and the Company.

7.8.	Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

7.9.	Governing Law and Waiver of Jury Trial.

7.9.1.	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined, and this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state.

7.9.2.	each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Los Angeles County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this AGREEMENT, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

7.9.3.	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.3.

7.9.4.	If any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

7.10.	Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

Clubhouse Media Group, Inc.

Attn: Amir Ben-Yohanan

3651 Lindell Road, D517

Las Vegas, NV 89103

Email: amir_yoh@yahoo.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

If to Employee, to the address and email address on file for the Employee in the books and records of the Company.

7.11.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.12.	Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Employee individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Employee in Employee’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

7.13.	Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

7.14.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

Employee: Dmitry Kaplun

By:	/s/ Dmitry Kaplun
Name:	Dmitry Kaplun